SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:November 9, 2001

Commission File Number 33-82034

INDIANTOWN COGENERATION, L.P.
(Exact name of co-registrant as specified in its charter)

                                                Delaware                                                                                                                 52-1722490
                                         (State or other jurisdiction of                                                         (I.R.S. Employer Identification Number)
                                        incorporation or organization)

INDIANTOWN COGENERATION FUNDING CORPORATION
(Exact name of co-registrant as specified in its charter)

                                                Delaware                                                                                                               52-1889595
                                        (State or other jurisdiction of                                                             (I.R.S. Employer Identification Number)
                                        incorporation or organization)

7500 Old Georgetown Road, 13th Floor
Bethesda, Maryland 20814-6161
(Registrants' address of principal executive offices)

(301)-280-6800
(Registrants' telephone number, including area code)

Cautionary Note Regarding Forward-Looking Statements

         When used in this report, words or phrases that are predictions of or indicate future events and trends are subject to a number of risks and uncertainties which could cause actual results to differ materially from those projected. Given such uncertainties, readers are cautioned not to place undue reliance on such statements. The Partnership undertakes no obligation to publicly update or revise any forward-looking statement to reflect current or future events or circumstances.

Item 5. Other Events.

         Lodestar Bankruptcy

         Indiantown Cogeneration, L.P. (Partnership) has a coal purchase agreement (the “Coal Purchase Agreement”) with Lodestar Energy, Inc. (LEI) pursuant to which LEI supplies all of the coal for the Partnership’s 330 megawatt (net) pulverized coal-fired cogeneration facility located in Indiantown, Florida and disposes of ash produced at that facility. Power produced from the facility is sold to Florida Power and Light under a long-term power purchase agreement.

         As previously reported, on April 27, 2001, an order for relief was entered in the Involuntary Petition under Chapter 11 of the United States Bankruptcy Code with respect to LEI and its parent, Lodestar Holdings Inc. (LHI), in the U.S. Bankruptcy Court in Lexington, Kentucky. Since that time, LHI and LEI have been operating their business as “debtors in possession.” On October 3, 2001, LEI filed a motion with the Bankruptcy Court seeking to reject the Coal Purchase Agreement. With the goal of avoiding rejection, the Partnership continued negotiating with LEI to modify the Coal Purchase Agreement. LEI requested and was granted a deferral of the scheduled hearing date for its motion.

         The Partnership and LEI have subsequently agreed to and executed Amendment No. 3 to the Coal Purchase Agreement effective October 16, 2001 (the “Amendment”), which is subject to satisfaction of two conditions. First, the Partnership must satisfy by December 12, 2001 indenture covenants that require the Partnership to certify that the Amendment is not reasonably expected to have, or to materially increase the likelihood of a future, material adverse effect (as defined in the indentures) and second, thereafter the U.S. Bankruptcy Court must approve the Amendment. The covenant further provides that the Independent Engineer (as defined in the indentures) must not, within thirty days of receiving the Partnership’s certificate to that effect, disagree with the Partnership’s certification.

         The principal change effected in the Coal Purchase Agreement by the Amendment is an increase from $26.632 to $34.00 per ton in the base coal price for coal delivered after October 16, 2001, with a 2% additional increase in the base coal price effective October 16, 2002. The transportation and administrative fees the Partnership is required to pay remain unchanged, but will continue to be subject to adjustment in accordance with the terms of the Coal Purchase Agreement. The Amendment also includes market price reopener provisions, beginning October 16, 2003. In the event that the parties are unable to agree at that time on a new contract price for coal and price adjustment mechanism, either party will have the right in its sole discretion and for any reason to terminate the Coal Purchase Agreement. LEI is obligated to make deliveries on a specified schedule that will build a 30 day stockpile of coal by February 28, 2002.

         The Amendment includes provisions that shorten payment terms for LEI’s invoices and give the Partnership greater flexibility on the amount of ash the Partnership is required to send to LEI for disposal. In addition, the Amendment allows LEI to grant to third parties a mortgage and security interest in its coal reserves that is not subordinated to the Partnership’s rights under the Coal Purchase Agreement. But LEI is required to certify annually to the Partnership that LEI owns or controls adequate reserves to meet LEI’s obligations under the Coal Purchase Agreement.

         The Partnership believes the changes effected by the Amendment are in the best interests of the Project, the Senior Secured Parties and the holders of the Partnership’s senior secured bonds. Accordingly, the Partnership intends to take action promptly to satisfy the applicable indenture covenants and to cooperate with LEI in obtaining the required bankruptcy court approval.

         Other than with respect to developments that may have a material impact on the Partnership or its business operations beyond those possible as a result of the developments described herein, the Partnership is under no obligation nor does it intend to continuously provide updates of the LEI bankruptcy proceedings. However, copies of all pleadings filed with the Bankruptcy Court are available from the office of the clerk of the Bankruptcy Court.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Indiantown Cogeneration, L.P.
                                  (Co-Registrant)

Date: November 9, 2001

                                  /s/ John R. Cooper
                                  ----------------------------------------------
                                  John R. Cooper
                                  Vice President
                                  (Chief Financial Officer)

                                  Indiantown Cogeneration Funding
                                  Corporation
                                  (Co-Registrant)

Date: November 9, 2001

                                   /s/ John R. Cooper
                                   ---------------------------------------------
                                   John R. Cooper
                                   Vice President
                                   (Chief Financial Officer)